UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2006

FOX & HOUND RESTAURANT GROUP
(Exact name of registrant as specified in its charter)

DELAWARE	000-22753	52-2016614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 NORTH WATERFRONT PARKWAY, SUITE 310, WICHITA, KANSAS	67206
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (316) 634-0505

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 1, 2006, an Agreement and Plan of Merger dated as of January 30, 2006 was entered into by and among Fox & Hound Restaurant Group, F & H Acquisition Corp., NPSP Acquisition Corp., Newcastle Partners, L.P., and Steel Partners II, L.P. The Agreement and Plan of Merger provides for the acquisition of all of the Company's common stock not owned by the purchaser for a price per share of $16.30 in cash.

Item 1.02 Termination of a Material Definitive Agreement

On February 1, 2006, the Company, Fox Acquisition Company, F & H Finance Corp., and Levine Leichtman Capital Partners, L.P. ("LLCP") entered into a Termination Agreement providing for the termination of the Amended and Restated Agreement and Plan of Merger dated January 17, 2006 which was previously entered into by such parties. The Termination Agreement requires the Company to pay to LLCP a $5,000,000 termination fee and reimburse LLCP for $2,000,000 in expenses, as previously agreed under the terms of the Amended and Restated Agreement and Plan of Merger.

Item 8.01 Other Events

   Refer to press release Exhibit 99.2

Item 9.01. Financial Statements and Exhibits.

    Exhibit 2.            Agreement and Plan of Merger was entered into by and among Fox & Hound Restaurant Group, F & H Acquisition Corp. and NPSP Acquisition Corp., dated
                                January 30, 2006.

    Exhibit 99.1.       Termination Agreement by and among Fox & Hound Restaurant Group, Fox Acquisition Company and F & H
                                Finance Corp. dated February 1, 2006.

    Exhibit 99.2.       Press release dated February 2, 2006

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOX & HOUND RESTAURANT GROUP (Registrant)
February 2, 2006 (Date)	/s/ JAMES K. ZIELKE James K. Zielke Chief Financial Officer, Secretary, and Treasurer (Duly Authorized Officer)

Exhibit Index
99.2	Press release dated February 2, 2006